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Exhibit 24.1

POWERS OF ATTORNEY

    We, the undersigned officers and directors of Gateway, Inc. (the "Company"), do hereby constitute and appoint William M. Elliott and Stephanie G. Heim, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with a registration statement on Form S-8 filed by the Company, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, such registration statement on Form S-8 and any and all amendments thereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. The following persons executed this power of attorney in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ THEODORE W. WAITT Theodore W. Waitt	Chairman and Director	December 13, 2000
/s/ ELIZABETH DOLE Elizabeth Dole	Director	December 13, 2000
/s/ GEORGE H. KRAUSS George H. Krauss	Director	December 13, 2000
/s/ DOUGLAS L. LACEY Douglas L. Lacey	Director	December 13, 2000
/s/ JAMES F. MCCANN James F. McCann	Director	December 13, 2000
/s/ RICHARD D. SNYDER Richard D. Snyder	Director	December 13, 2000

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POWERS OF ATTORNEY